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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-87981) and related Prospectus of Mace Security International, Inc. for the registration of 16,645,012 shares of its common stock and to the incorporation by reference therein of

   i. of our report dated October 15, 1999 with respect to the financial statements of Eager Beaver Car Wash, Inc. as of January 31, 1999 and 1998 and for each of the two years in the period ended January 31, 1999 included in the Company's Form 8-K/A dated November 23, 1999,

   ii. our report dated August 27, 1999, except for Note 7 as to which the date is October 29, 1999, with respect to the financial statements of Millennia Car Wash, L.L.C. as of December 31, 1998 and for the period from April 2, 1998 (date of inception) to December 31, 1998 included in the Company's Form 8-K/A dated December 21, 1999, and

   iii. our report dated December 16, 1999 with respect to the consolidated financial statements (restated) of Mace Security International, Inc. and subsidiaries as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in its Form 8-K dated December 21, 1999 filed with the Securities and Exchange Commission.


                                              /s/  Ernst & Young LLP
                                              ----------------------

Philadelphia, Pennsylvania
December 16, 1999